UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

Collaboration and Licensing Agreement

On July 10, 2025, Agassi Sports Entertainment Corp. (the “Company,” “us,” “we,” or “our”), entered into a Collaboration and Licensing Agreement (the “Collaboration Agreement”) with Sport Squad, Inc., which entity owns JOOLA.

Pursuant to the Collaboration Agreement, the parties confirmed their intention to identify various ventures (collectively “Ventures”, each a “Venture”) which they might pursue together. Each party may suggest a Venture to the other, and if there is mutual interest, the parties agree to discuss in good faith how they might best collaborate and how such Venture can best be brought to fruition, including the preferred path of development, production and exploitation. Neither party shall be obligated to pursue any particular Venture, or any specific number of Ventures.

Ventures may include, without limitation, the development of products or product lines, live events, exhibitions, competitions and tournaments, wellness projects, and content for exploitation in and across various media.  It is anticipated that certain Ventures will involve the use of iconic brands, logos, and related trademarks, and/or the name, image and likeness rights of various athletes and celebrities.  The acquisition or licensing of the rights in and to any brands, logos, and/or trademarks, and the name, image, and likeness (NIL) rights of celebrities and athletes will be the sole responsibility of the Company to obtain.

The Collaboration Agreement continues in effect until terminated by either party thereto with written notice to the non-terminating party and includes customary confidentiality obligations of the parties.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement filed with this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 15, 2025, the Company issued a press release announcing the entry into the Collaboration Agreement with JOOLA, a copy of which press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1*	Collaboration and Licensing Agreement entered into on July 10, 2025, by and between Agassi Sports Entertainment Corp. and Sport Squad, Inc. (JOOLA)
99.1**	Press Release dated July 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: July 15, 2025	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer